THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM UNDER SAID ACT AND LAWS.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.


Void after 5:00 P.M., Denver, Colorado
time, on the first to occur of (a)           Right to Purchase 250,000
February 13, 1998, or (b) up to sixty        Shares of the Common Stock of
(60) days thereafter if extended             1mage Software, Inc.
pursuant to Section 1 hereof.

                           1MAGE SOFTWARE, INC.

                    Stock Purchase Warrant (Six Months)

     1mage Software, Inc., a Colorado corporation (the "Company"), hereby certifies that, for value received, Dean S. Dumont or his assigns (the "Holder"), are entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of Two Hundred Fifty Thousand (250,000) fully paid and nonassessable shares ("Shares") of the common stock of the Company ("Common Stock"), at an exercise price equal to the lower of (i) $1.25 per share; or (ii) the average closing bid price for the Common Stock reported on Nasdaq for the five (5) days immediately preceding the issuance of this Warrant ("Average Price"), provided, however, that if such Average Price is less than $1.00 per share, then the exercise price shall be $1.00 per Share. The number of Shares to be received upon the exercise of this Warrant and the price to be paid for a Share may be adjusted from time to time as hereinafter set forth. The exercise price of a Share in effect at any time and as adjusted from time to time is hereinafter referred to as the "Warrant Price."

     1. TERM. The purchase right represented by this Warrant for 250,000 Shares is exercisable, in whole or in part, from August 14, 1997 through February 13, 1998. The Company shall be under no obligation to furnish to any Holder a notice of the expiration date of this Warrant.
The Warrant is immediately exercisable only if and to the extent that, on the date of any exercise or attempt to exercise the Warrant, the Holder is not the beneficial owner (within the meaning ascribed to that term by Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and has not been the beneficial owner of more than 9.99% of the Common Stock (calculated as required by Section 13(d) of the Exchange Act) for a period of 60 days prior to the date of such exercise or attempted exercise (hereinafter referred to as the "9.99% Restriction"). In accordance with the expressly stated intent of the parties to that certain Consulting Agreement between the Company and BurchMont Equities Group, Inc. dated July 8, 1997 pursuant to which this Warrant has been issued (the "Agreement"), this Warrant is not exercisable by the Holder hereof if and to the extent such Holder would, by such exercisability or otherwise, be the beneficial owner of more than 9.99% of the Company's Common Stock.
Any interpretation of this Warrant, or of the 9.99% Restriction specifically, should seek to construe the terms hereof in accordance with such intent and, to the extent that such a construction may not be achieved, the provisions of this Warrant should be reformed to achieve such intent. As provided in the Agreement, if on February 13, 1998, any portion of this Warrant is not exercisable on that date because of the 9.99% Restriction, then the Company will extend such unexercisable portion for up to sixty (60) days beyond February 13, 1998.

     2.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

          (a) Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by any Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased, or if the Company is merged, acquired or consolidated pursuant to a transaction in which the Company is not the surviving party, by surrender on the date of such merger, acquisition or consolidation of the right to receive upon exercise hereof a number of Shares equal to the value (as determined below) of the Shares with respect to which this Warrant is being exercised, in which case the number of shares to be issued to the Holder upon such exercise shall be computed using the following formula:

          X    =    Y(A-B)
                       A

Where:    X    =    the number of shares of Common Stock to be issued to
the                 Holder.

          Y    =    the number of shares of Common Stock with respect to
          which          this Warrant is being exercised.

          A    =    the fair market value of one share of Common Stock.

          B    =    Warrant Price.

          (b) If any Holder shall surrender such exercise right in conjunction with a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, then the fair market value of one share of Common Stock shall be the value received by the holders of the Company's Common Stock pursuant to such transaction for each share of Common Stock, and such purchase shall be effective upon the closing of such transaction, subject to the due, proper and prior surrender of this Warrant; or

          (c) In the event of an exercise of the purchase right represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the exercising Holder hereof within thirty days of the effective date of such purchase and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to such Holder hereof within such thirty-day period. Upon the effective date of such purchase, the exercising Holder shall be deemed to be the holder of record of the Shares, even if a certificate representing such Shares has not been delivered to such Holder or if such Shares have not yet been set forth on the stock transfer books of the Company.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) RECLASSIFICATION OR MERGER. In case of any reclass ification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the Holders shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 4. The provisions of this paragraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

          (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing paragraphs (a) and (b)) of, Common Stock then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to all Holders.

     6. NOTICE OF CERTAIN ACTIONS. In the event that the Company shall propose at any time:

               (i) to declare any dividend or distribution upon any class or series of its stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

               (iii)to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its assets or property, or to liquidate, dissolve or wind up, whether voluntary or involuntary, then in connection with each such event, the Company shall send to the
Holders:

                    (1) at least 10 days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above;

(2) in the case of the matters referred to in (iii) and (iv) above, at least 10 days prior written notice of the date for the determination of shareholders entitled to vote thereon (and specifying the date on which the holders of Common Stock shares shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and

                    (3) prompt notice of any material change in the terms of the transaction described in (i) through (iv) above.

          Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Warrants at the address for each such holder as shown on the books of this Company.

     7. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore in an amount determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     8. COMPLIANCE WITH SECURITIES ACT. The Holders, by acceptance hereof, agree that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that no Holder will offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon any acquisition or exercise of this Warrant or any portion thereof, the exercising Holder shall confirm in writing, in a form attached hereto as Exhibit B, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale other than by a registration statement filed by the Company pursuant to Section 10 hereof. In addition, in the absence of such registration, the exercising Holder shall provide such additional information regarding such Holder's financial and investment background as the Company may reasonably request. All Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     9. RIGHTS OF SHAREHOLDERS. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon any Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise before the Warrant or Warrants shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     10.  REGISTRATION RIGHTS.

          (a) RIGHT TO DEMAND REGISTRATION. If, at any time after the issuance hereof until the first anniversary of the date hereof, any Holder of this Warrant or Shares issued hereunder makes a written request (the "Request Notice") to the Company for registration under the Act of all or part of the Common Stock issuable or issued upon exercise of this Warrant (such Common Stock is hereinafter sometimes referred to as "Registrable Securities"), the Company shall thereupon file a registration statement covering all of the Registrable Securities with the Commission within twenty (20) days after the Company receives the Request Notice and shall use its best efforts have such registration statement declared effective by the Commission (a "Registration") within sixty (60) days after receipt of the Request Notice. Within ten (10) days after receipt of such request, the Company will serve written notice (the "Notice") of such registration request to all Holders of Warrants or Shares issued hereunder, and to all Holders of two-year warrants to purchase 50,000 shares of the Company's Common Stock issued by the Company on August 14, 1997 ("Two-Year Warrants"), and the Company will include in such registration all Registrable Securities of such Holders (including Holders of the Two-Year Warrants) except for those for which the Company has received written requests not to be included therein ("Nonregistration Notices"). The Company is under no obligation to file an additional registration statement for those submitting Nonregistration Notices. All Holder of Warrants or Shares permitting the registration of any of their Registrable Securities (the "Selling Holders") shall, prior to the filing of the Registration Statement, deliver a notice to the Company confirming their desire for such registration (the "Request Notice") which notice will also specify the intended methods of disposition thereof. Each Holder (including Holders of the Two-Year Warrants) shall be entitled to request or participate in only one (1) Registration filed with and declared effective by the Commission, the expenses of which shall be borne by the Company in accordance with this Warrant.

          (b) SELECTION OF UNDERWRITER(S). The Holder(s) giving a Request Notice with respect to a proposed Registration shall have sole discretion to select the underwriter(s), if any, to manage the sale of Registrable Securities pursuant to such Registration.

          (c) EFFECTIVE REGISTRATION STATEMENT. A Registration requested pursuant to this section will be deemed to have been effected as soon as it has been declared effective by the Commission; provided, however that if the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court within 135 days after it has become effective, such Registration will be deemed not to have been effected. If any such stop order or injunction is rescinded, the effective periods required by this Agreement shall continue upon such rescission and be extended by the number of days by which such stop order reduced the effective period.

     11. REGISTRATION PROCEDURES. It shall be a condition precedent to the obligations of the Company and any underwriter(s) to take any action pursuant to this section that the Selling Holders in any Registration shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and the other matters referred to in this section as the Company shall reasonably request. With respect to any Registration pursuant to this section, the Company shall, as expeditiously as practicable:

          (a) Prepare a Form S-3 registration statement, (or the Company if is not eligible to use a Form S-3, then another appropriate form prescribed by the Commission) and file it with the Commission within twenty (20) days after the Company receives a Request Notice and any necessary amendments thereto covering the Registrable Securities of the Selling Holders and use its best efforts to cause such registration statement to become effective within sixty (60) days after receipt of the Request Notice;

          (b) Prepare and file with the Commission such amendments and post- effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of two
(2) years (or such shorter period which will terminate when there are no longer any Warrants outstanding hereunder or when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the time period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable) and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act (or any successor rule);

          (c) Furnish to such Selling Holder(s), without charge, at least one conformed copy of the registration statement and any post-effective amendment thereto, upon request, and a reasonable number of copies of the final prospectus and any preliminary prospectus(es) and any amendments or supplements thereto, and any exhibits or documents incorporated therein by reference;

          (d) Immediately notify such Selling Holder(s), at any time when a prospectus relating thereto is required to be delivered under the Act, when the Company becomes aware of any event which causes the prospectus to contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, as promptly as practicable thereafter, prepare and file and furnish a supplement or amendment to such prospectus correcting same;

          (e) Use its best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on Nasdaq;

          (f) Make generally available to the Selling Holders an earnings statement satisfying the provisions of Section 11(a) of the Act no later than 90 days after the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said 12-month period;

          (g) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

          (h) As promptly as practicable after filing with the Commission of any subsequently filed document which is incorporated by reference into a registration statement (such as a Form 10-Q), deliver a reasonable number of copies of such document to such Selling Holder;

          (i) Prior to the date on which the registration statement is declared effective, use its best efforts to register or qualify the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state of the United States as such Selling Holder(s) or underwriter(s), may reasonably request and to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement;

          (j) Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions customarily taken by registrants as the Selling Holder(s) who own a majority of such Registrable Securities or the underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (k) Obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form as may reasonably be requested;

          (l) Make available for inspection by any Selling Holder(s) holding Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Selling Holder(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and supply all information reasonably requested by any such Selling Holder(s), underwriter, attorney, accountant or agent in connection with such registration statement;

          (m) Cooperate with such Selling Holder(s) and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Shares to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the Selling Holder(s) or the underwriter(s), if any, may request; and

          (n) Use its best efforts to cause the Shares covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States, including, without limitation, the National Association of Securities Dealers, Inc., as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities.

          The Selling Holders, upon receipt of any notice from the Company of any event of the kind described in paragraph (d) of this section, will forthwith discontinue disposition of the Shares until the Selling Holders' receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (b) of this section or until they are advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. In the event the Company shall give any such notice, the time periods mentioned in paragraph (b) of this section shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (b) of this section or the Advice.

     12. BLACKOUT PERIODS. (i) At any time when a registration statement relating to Registrable Securities is effective, upon written notice from the Company to the Selling Holders that either:

          (a) after the registration statement covering the Registrable Securities has been effective for a period of at least one hundred twenty
(120) days, the Company has determined to engage in a publicly registered offering of its Common Stock and has been advised in writing (with a copy to the Selling Holders) by a nationally recognized independent investment banking firm selected by the Company that, in such firm's opinion, the Selling Holders' sale of Registrable Securities pursuant to the registration statement would adversely affect such immediately planned Company Offering (a "Transaction Blackout"); or

          (b) the Company determines in the good faith judgment of legal counsel to the Company that the cessation of the Selling Holders' sale of Registrable Securities pursuant to the registration statement is mandated by law (an "Information Blackout"), the Selling Holders shall suspend sales of Registrable Securities pursuant to such registration statement until the earlier of:

          (c) in the case of a Transaction Blackout, the earliest of (A) thirty (30) days after the beginning of such Transaction Blackout, (b) the termination of any "blackout" period required by the underwriters to be applicable to the Selling Holders, if any, in connection with such Company offering, (C) promptly after abandonment of such Company's offering causing the Transaction Blackout or (D) sixty (60) days after the date of the Company's written notice of a Transaction Blackout, or (ii) in the case of an Information Blackout, the earlier of (A) the date upon which the cessation of such sales would, in the opinion of the Company's legal counsel, no longer be mandated by law, or (iii) thirty (30) days after the beginning of such Information Blackout; or

          (d) such time as the Company notifies the Selling Holders that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales of the Selling Holders until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period");

provided, however, that the Company may not impose a Transaction Blackout during (a) any underwritten public offering by the Selling Holders, (b) the 120-day period immediately following the date on which a registration statement effected pursuant to this section first became effective or (c) the 365-day period immediately following the expiration of any other Transaction Blackout.

          (e) if there is a Transaction Blackout or an Information Blackout, the time periods set forth in paragraph (b) of Section 11 shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

     13. REGISTRATION EXPENSES. In the case of any Registration, the Company shall bear all of the costs and expenses of such Registration (including, without limitation, the expenses of preparing any registration statement, Commission and state "blue sky" filing, registration and qualification fees, the cost of providing any legal opinion or "cold comfort" letters reasonably requested by the Selling Holders and printing costs); provided, however, that the Company shall not be responsible for legal fees or expense of counsel for any of the Selling Holders, or for any underwriter's discounts or commissions that are attributable to the Registrable Securities of a Selling Holder.

     14.  INDEMNIFICATION AND CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Selling Holder, its officers, directors and agents and each person who controls (within the meaning of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")) such Selling Holder, including, without limitation, any general partner or manager of any thereof, against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus in which such Selling Holder is participating or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact necessary to make the statement therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by, based upon or contained in any information with respect to such Selling Holder furnished in writing to the Company by such Selling Holder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Selling Holder from whom the person asserting such loss, claim, damage or liability purchased the securities if it is determined that it was the responsibility of such Selling Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured such loss, claim, damage or liability. The Company will also indemnify underwriters (as such term is defined in the Act), their officers and directors and each person who controls such persons (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

          (b) INDEMNIFICATION BY THE SELLING HOLDERS. In connection with any Registration in which a Selling Holder is participating, such Selling Holder will furnish to the Company in writing such information and affidavits with respect to such Selling Holder as the Company reasonably requests for use in connection with any registration statement or prospectus and agrees to indemnify and hold harmless the Company, its directors, officers and agents and each person who controls (within the meaning of the Act and the Exchange Act) the Company against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit such Selling Holder furnished in writing to the Company by such Selling Holder expressly for use therein; provided, however, that the amount recoverable by the Company from any Selling Holder under this indemnification provision shall not exceed the amount of net proceeds received by the Selling Holder from the sale of Registrable Securities hereunder; and provided, further, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising pursuant to a Registration if such settlement is effected without the consent of the Selling Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such seller.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying party, permit the indemnifying party to assume the defense of such claim, jointly with any other indemnifying party similarly notified to the extent it may elect, with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall relieve the indemnifying party from any liability hereunder with respect to the action to the extent that such failure materially prejudices the indemnifying party; provided, however, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

          (d) CONTRIBUTION. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) of this section is unavailable to an indemnified party as contemplated thereby for any reason, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, if the indemnifying party is a Selling Holder, any contribution pursuant to this paragraph shall be several and not joint, and shall be limited to the amount of net proceeds received by such Selling Holder from the sale of Registrable Securities hereunder.

          (e) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this section (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Act.

     15. EXCHANGE ACT REPORTS. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Act relating to any class of equity securities of the Company, it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the Exchange Act to the extent the Company is required to file such reports. Upon request of a Selling Holder, the Company will furnish the requesting Selling Holder with such information as may be necessary to enable such Selling Holder to effect sales pursuant to Rule 144A. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and rules and regulations thereunder.

     16. PARTICIPATION IN REGISTRATIONS. No Selling Holder may participate in any Registration hereunder unless such Selling Holder (a) agrees to sell the Selling Holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

     17. REMEDIES. Each Selling Holder shall have the right and remedy to have the registration rights provided hereby specifically enforced by any court having jurisdiction in the event that the Company breaches such provisions, and the Company shall reimburse such Selling Holder for the reasonable costs of the expenses for counsel for such Purchaser incurred in connection with such proceeding.

     18. GOVERNING LAW. The terms and conditions of this Warrant shall be governed by and construed in accordance with Colorado law.

     19. MISCELLANEOUS. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the Holders shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

                                        1MAGE SOFTWARE, INC.



                                        By:/s/David R. DeYoung
                                             David R. DeYoung, President

Date:  August 14, 1997


                                 EXHIBIT A

                            NOTICE OF EXERCISE


TO:  1MAGE SOFTWARE, INC.

     1. The undersigned hereby elects to purchase ---------- shares of Common Stock of 1mage Software, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

     2. The undersigned notifies the Company that the undersigned beneficially owns, directly or indirectly, the following number of Warrants, options, shares of Common Stock or other securities of the
Company:


     3. The undersigned represents that, pursuant to the terms of the Warrant, the issuance of the Common Stock will not be a violation of the 9.99% Restriction as described therein.

     4. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:




     5. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.





                                             By:--------------------------
                                   ---

Date:----------------------




                                 EXHIBIT B

                    INVESTMENT REPRESENTATION STATEMENT


PURCHASER :

COMPANY   :    1MAGE SOFTWARE, INC.

SECURITY  :    COMMON STOCK PURCHASE WARRANTS AND UNDERLYING COMMON STOCK

AMOUNT    :

DATE      :


     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company the following:

     (a) The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing these Securities for the Purchaser's own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities except as set forth in the Stock Purchase Warrant. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or, in the opinion of counsel for the Company, such registration is not required.

     (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities " acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

     (e) The Purchaser furthers understand that, while the Company's Common Stock is presently traded upon the Nasdaq Small Cap Market, there can be no assurance that, at the time the Purchaser wishes to sell the Securities, there will be a public market in which to make such a sale.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with Regulation A or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                        Signature of Purchaser:



                                        By:-------------------------------
                                   --


Date:---------------------